     2. SHAREHOLDER VOTES. During the six months ended December 31, 2010, the following actions were taken by the shareholders of the Core Fixed Income Portfolio.

     SPECIAL MEETING OF THE SHAREHOLDERS

     A special meeting of shareholders of the Core Fixed Income Portfolio was held on November 30, 2010. At the November 30, 2010 meeting, shareholders of the Core Fixed Income Portfolio approved new portfolio management agreements with the Trust and Mellon Capital Management Corporation ("Mellon Capital") and the Trust and Seix Investment Advisors LLC ("Seix"). The results of the November 30, 2010 meeting are presented below:

     Approval of Mellon Capital as a Specialist Manager for the Core Fixed Income Portfolio and related contract;

---------------------------------------------------------------------------------------------------
                                Record
                                 Date                     % of Total                  % of Votes in
         Portfolio              Shares     Shares Voted      Shares    For Proposal       Favor
---------------------------------------------------------------------------------------------------
Core Fixed Income Portfolio   35,260,883    28,745,904      81.52%      28,745,904       100.00%
---------------------------------------------------------------------------------------------------

     Approval of Seix as a Specialist Manager for the Core Fixed Income Portfolio and related contract;

---------------------------------------------------------------------------------------------------
                                Record
                                 Date                     % of Total                  % of Votes in
         Portfolio              Shares     Shares Voted      Shares    For Proposal       Favor
---------------------------------------------------------------------------------------------------
Core Fixed Income Portfolio   35,260,883    28,745,904      81.52%      28,745,904       100.00%
---------------------------------------------------------------------------------------------------